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                                                                   EXHIBIT 10.15

                      VOYAGER INFORMATION NETWORKS, INC.

                                   AGREEMENT
                     REGARDING INVENTIONS, CONFIDENTIALITY
                              AND NON-COMPETITION

Consultant's Name:  Michael Williams
Effective Date:     October 15, 1997

     In consideration of my Consulting Agreement with Voyager Information Networks, Inc. (the "Company"), I, the above-named consultant, hereby agree as follows:

     1.   Definitions.
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          (a) Company.  For purposes of this Agreement, all references to the
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"Company" will be deemed to include Voyager Information Networks, Inc. and its direct or indirect subsidiaries and affiliates.

          (b) Proprietary Information.  As used in this Agreement, "Proprietary
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Information" means information which the Company possesses or to which the
Company has rights which has commercial value. Proprietary Information includes, by way of example and without limitation, trade secrets, product ideas, designs, configurations, processes, techniques, formulas, software, improvements, inventions, data, know-how, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, and customer lists. Proprietary Information includes information developed by me in the course of my consulting arrangement with the Company or otherwise relating to Inventions which belong to the Company under Section 4 below, as well as other information to which I may have access in connection with my consulting for the Company.

          (c) Inventions and Developments.  As used in this Agreement,
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"Inventions and Developments" means any and all inventions, developments, creative works and useful ideas of any description whatsoever, whether or not patentable. Inventions and Developments include, by way of example and without limitation, discoveries and improvements which consist of or relate to any form of Proprietary Information.

          (d) Company-Related Inventions and Developments.  For purposes of this
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Agreement, "Company-Related Inventions and Developments" means all Inventions and Developments which either (a) relate at the time of conception or development to the actual or demonstrably anticipated business of the Company or to its actual or demonstrably anticipated research and development; (b) result from or relate to any work performed for the Company, whether or not during normal business hours; (c) are developed on Company time; or (d) are developed through the use of the Company's Proprietary Information, equipment and software, or other facilities or resources.
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     2.   Confidentiality.  I understand and agree that our Consulting Agreement
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creates a relationship of confidence and trust between me and the Company with respect to (a) all Proprietary information, and (b) the confidential information of others with which the Company has a business relationship. The information referred to in clauses (a) and (b) of the preceding sentence is referred to in this Agreement, collectively, as "Confidential Information." At all times, both during the term of our Consulting Agreement and after its termination, I will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Company. The restrictions set forth in this Section 2 will not apply to information which (i) is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by me; or (ii) was known to me prior to the disclosure of Confidential Information, provided that I shall have brought such fact to the attention of the Company; or (iii) is legally transmitted or disclosed to me by a third party that owes no obligation of confidentiality to the Company.

     3.   Documents, records, etc.  All documents, software, records, apparatus,
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equipment and other physical property, whether or not pertaining to Proprietary
Information, which are. furnished to me by the Company or are produced by me in connection with our Consulting Agreement will be and remain the sole property of the Company. I will return to the Company all such materials and property as and when requested by the Company. In any event, I will return all such materials and property immediately upon termination of our Consulting Agreement for any reason. I will not take with me any such material or property or any copies thereof upon such termination.

     4.   Ownership of Inventions and Developments.  I agree that all Company-
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Related Inventions and Developments which I conceive or develop, in whole or in part, either alone or jointly with others, during the term of our Consulting Agreement will be the sole property of the Company. The Company will be the sole owner of all patents, copyrights and other proprietary rights in and with respect to such Company-Related Inventions and Developments. To the fullest extent permitted by law, such Company-Related Inventions and Developments will be deemed works made for hire. I hereby transfer and assign to the Company any proprietary rights which I may have or acquire in any such Company-Related Inventions and Developments, and I waive any moral rights or other special rights which I may have or accrue therein. I agree to execute any documents and take any actions that may be required to effect and confirm such transfer and assignment and waiver. The provisions of this Section 4 will apply to all Company-Related Inventions and Developments which are conceived or developed during the term of our Consulting Agreement, whether before or after the date of this Agreement, and whether or not further development or reduction to practice may take place after termination of our Consulting Agreement with the Company, for which purpose it will be presumed that any Company-Related Inventions and Developments conceived by me which are reduced to practice within one year after termination of our Consulting Agreement were conceived during the term of our Consulting Agreement with the Company unless I am able to establish a later conception date by clear and convincing evidence. The provisions of this Section 4 will not apply, however, to any Inventions and Developments which may be

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disclosed in a separate Schedule [Exhibit A] attached to this Agreement prior to its acceptance by the Company, representing Inventions and Developments made by me prior to our Consulting Agreement with the Company.

     5.   Disclosure of Inventions and Developments.  I agree promptly to
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disclose to the Company, or any persons designated by it, all Company-Related
Inventions and Developments which are or may be subject to the provisions of
Section 4.

     6.   Obtaining and Enforcing Proprietary Rights.  I agree to assist the
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Company, at the Company's request from time to time and at the Company's expense, to obtain and enforce patents, copyrights or other proprietary rights with respect to Company-Related Inventions and Developments in any and all countries. I will execute all documents reasonably necessary or appropriate for this purpose. This obligation will survive the termination of our Consulting Agreement with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the foregoing purposes (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for me and on my behalf, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me.

     7.   Competitive Activities.  During the term of our Consulting Agreement
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and thereafter for a period of three (3) months from the date of termination of this Agreement, I will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, independent contractor, employee, co-venturer or otherwise, engage, participate or invest in any business activity which develops, manufactures or markets products or performs services which are competitive with or similar to the products or services of the Company, or products or services which the Company has under development or which are the subject of active planning at any time during the term of our Consulting Agreement. The prohibitions set forth in this Section 7 shall not restrict me from owning or holding up to five percent (5%) of the shares of stock of any company registered or sold on any recognized stock exchange or sold in the over-the-counter market. This non-compete covenant is intended to encompass any geographic area where the Company is providing services which both parties agree includes the geographic areas listed on Exhibit B of this Agreement. Both parties agree that Exhibit B may be modified from time to time to reflect changes in the Company's business. I understand that the restrictions set forth in this Section 7 are intended to protect the Company's interest in its Proprietary Information and established customer relationships and goodwill, and agree that such restrictions are reasonable and appropriate for this purpose.

     8.   Nonsolicitation.  During the term of my consulting arrangement with
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the Company and thereafter for a period of two (2) years from the date of termination of this Agreement, I shall not, directly or indirectly, (i) solicit for employment or employ any person

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who from and after the date hereof is an employee or representative of the
Company or any of its subsidiaries or (ii) solicit any client of the Company or encourage any client of the Company to terminate its relationship with the Company; provided that such client had an existing business relationship with the Company prior to my consulting arrangement with the Company.

     9.   Third-Party Agreements and Rights.  I hereby confirm that I am not
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bound by the terms of any agreement with any previous employer or other party which restricts in any way my use or disclosure of information or my engagement in any business, except as may be disclosed in a separate Schedule attached to this Agreement as Exhibit C prior to its acceptance by the Company. I have delivered to the Company true and complete copies of any agreements listed on said Schedule. I represent to the Company that my execution of this Agreement, the Consulting Agreement with the Company and the performance of my proposed consulting services for the Company mill not violate any obligations I may have to any such previous employer or other party. In my work for the Company, I will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and I will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous consulting or other party.

     10.  Injunction.  I agree that it would be difficult to measure any damages
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caused to the Company which might result from any breach by me of the promises set forth in this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, I agree that if I breach, or propose to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     11.  Binding Effect.  This Agreement will be binding upon me and my heirs,
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executors, administrators and legal representatives and will inure to the benefit of the Company, any subsidiary of the Company, and its and their respective successors and assigns.

     12.  Enforceability.  If any portion or provision of this Agreement is to
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any extent declared illegal or unenforceable by a court of competent jurisdiction, then, at the sole discretion of the Company, the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

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     13.  Entire Agreement.  This Agreement and the attached Exhibits constitute
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the entire agreement between the Company and myself with respect to the subject matter hereof, and supersedes all prior representations and agreements with respect to such subject matter. This Agreement may not be amended, modified or waived except by a written instrument duly executed by the person against whom enforcement of such amendment, modification or waiver is sought. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, in any particular case will not prevent any subsequent enforcement of such term or obligation or to be deemed a waiver of any separate or subsequent breach.

     14.  Notices.  Any notices, requests, demands and other communications
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provided for by this Agreement will be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to me at the last address which I have filed in writing with the Company or, in the case of any notice to the Company, at its main offices, to the attention of its Chief Executive Officer.

     15.  Governing Law.  This is a Michigan contract and shall be construed
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under and be governed in all respects by the laws of the State of Michigan.

     I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS. I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.


                                    /s/ Michael Williams
                                    --------------------
                                    Michael Williams

Accepted and Agreed to by:
VOYAGER INFORMATION NETWORKS, INC.


By:/s/ Glenn Friedly
   -----------------
   Name:  Glenn Friedly
   Title: Chairman of the Board
   Date:  October 15, 1997

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